Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 17, 2015, with respect to the consolidated financial statements included in the Annual Report of Books-A-Million Inc. on Form 10-K for the year ended January 31, 2015. We hereby consent to the incorporation by reference of said report in the Registration Statements of Books-A-Million, Inc. on Forms S-8 (File No. 333-196700; File No. 332-173729; File No. 333-167134; File No. 333-167133; File No. 333-151694; File No. 333-135719; File No. 333-126008; File No. 333-116831; File No. 333-84822; File No. 333-34384; File No. 333-58919; File No. 33-86980; File No. 33-72812).

Atlanta, Georgia
April 17, 2015